NANOPHASE TECHNOLOGIES CORPORATION 8-K

Exhibit 99.1

We Make NanoTechnology Work! ® | Welcome to Nanophase!!! August 24, 2017 Jess Jankowski President & CEO

We Make NanoTechnology Work! ® | Safe Harbor - Forward Looking Statements This presentation contains words such as “expects,” ”shall,” “will,” “believes,” “potential,” and similar expressions that are intended to identify forward - looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this presentation are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward - looking statements. These risks and uncertainties include, without limitation, the following: the Company’s ability to be consistently profitable despite the losses it has incurred since its incorporation; a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; the terms of the Company’s supply agreements with BASF which could trigger a requirement to transfer technology and/or equipment to that customer; the Company’s potential inability to obtain working capital when needed on acceptable terms or at all; the Company’s ability to obtain materials at costs it can pass through to its customers, including Rare Earth Elements, specifically cerium oxide, as well as high purity zinc; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation or other legal proceedings in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue for its securities; and other factors described in the Company’s Form 10 - K filed March 29, 2017. In addition, the Company’s forward - looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward - looking statements to reflect new events, uncertainties or other contingencies.

We Make NanoTechnology Work! ® | Nanophase Technologies (OTC: NANX) Nanophase (“NANX”) is a world leader in the production of nanomaterials • World class application know - how and IP • Prior to 2014: Supplier of advanced materials to a broad array of markets • Enabling materials in many familiar brands • Established Solésence subsidiary in 2016, based on new technology • Positive market feedback for 1 st fully formulated products in 2017

We Make NanoTechnology Work! ® | 4 Ingredient Markets • Personal Care • Solar Control • Architectural Coatings • Industrial Coatings • Optics Polishing • Wafer Polishing Nanophase “Materials” Successes

We Make NanoTechnology Work! ® | Where is Nanophase Today? • Our existing business is profitable, and growing – Existing coatings applications are growing – Sun Care / Beauty Science business is growing, driven by a consumer preference for minerals - based products • This helps our ingredients, and intermediates businesses, and our formulated products business through Solésence • Business - and Product - Development Focus: – Personal Care has the potential to double over next 4 years • Capitalizing on deep commercial experience within Nanophase • Strong technical validation of IP • Excellent market feedback – Solar Control (re - prioritized for now)

Solésence TM August 24, 2017

Solésence – Who we are • What we do: We develop and manufacture patented beauty products for brands. • Why we do it: We seek to improve skin health across the globe with our Active Stress Defense technology.

Transforming Twenty Years of Mineral UV Sunscreen Leadership into Glamorous Beauty Products featuring Active Stress Defense • 1999: Production begins of leading zinc oxide sunscreen active • 2015: New IP expands functionality of zinc oxide and titanium dioxide • 2016: Solésence forms, establishes its first major relationship with a brand • 2017: New IP expands scope to introduce glamorous beauty products that provide uniquely powerful protective and preventative skin care benefits.

Active Stress Defense – Anti - Aging Story

We Make NanoTechnology Work! ® | Financial Trends August 24, 2017 Jess Jankowski President & CEO

We Make NanoTechnology Work! ® | 6 Month Financial Results ($000s) * See reconciliation of Adjusted EBITDA to net income/(loss) as shown in Appendix A *

We Make NanoTechnology Work! ® | Financial Trends ( continued) • Q2 2017 marked first back - to - back quarterly net income and first ever first six month net income in company history • Adj. EBITDA is improving even faster • Expectation that 2017 revenues exceed 2016’s • Market cap has more than doubled since Q312 Rights Offering ($9M to $21M) Q217 - Our Leverage is Good!!! • We expect launching new products to further enhance opportunity set, revenue, and bottom line

We Make NanoTechnology Work! ® | Summary • Large, well defined markets accompanied by strong new IP • Selling a range of competitive products, not only ingredients • Base business is stable, profitable, and growing • Business - and Product - Development in two strongest areas: – Personal Care has the potential to double over next ~4 years • Benefitting from strong consumer demand for natural, minerals - based products • Capitalizing on deep commercial experience within Nanophase • Solar Control (re - prioritized) Good Revenue/Cash - Flow/Growth Outlook

We Make NanoTechnology Work! ® | Thank You! Questions?

We Make NanoTechnology Work! ® | Appendix A – Reconciliation of Adjusted EBITDA to net income/(loss) 2009 2010 2011 2012 2013 2014 2015 2016 2017 Net Income/(Loss) (3,347)$ (1,272)$ (1,083)$ (1,152)$ (936)$ (499)$ (700)$ (148)$ 68$ Depreciation 640$ 587$ 564$ 506$ 451$ 371$ 366$ 361$ 183$ Equity Expense 441$ 243$ 201$ 160$ 149$ 106$ 94$ 88$ 94$ Interest/Other (25)$ (15)$ (2)$ 3$ 8$ 2$ 3$ 7$ 14$ Adj EBITDA (2,291)$ (457)$ (320)$ (483)$ (328)$ (20)$ (237)$ 308$ 359$ 584 Non-equity 2009 severance charge (1,707)$

## *Appendix A – Reconciliation of Adjusted EBITDA to net income/(loss)*
## *First Six Months of the Year in $000s*

| | 2009 | 2010 | 2011 | 2012 | 2013 | 2014 | 2015 | 2016 | 2017 |
|---|---|---|---|---|---|---|---|---|---|
| Net Income/(Loss) | $ (3,347) | $ (1,272) | $ (1,083) | $ (1,152) | $ (936) | $ (499) | $ (700) | $ (148) | $ 68 |
| Depreciation | $ 640 | $ 587 | $ 564 | $ 506 | $ 451 | $ 371 | $ 366 | $ 361 | $ 183 |
| Equity Expense | $ 441 | $ 243 | $ 201 | $ 160 | $ 149 | $ 106 | $ 94 | $ 88 | $ 94 |
| Interest/Other | $ (25) | $ (15) | $ (2) | $ 3 | $ 8 | $ 2 | $ 3 | $ 7 | $ 14 |
| Adj EBITDA | $ (2,291) | $ (457) | $ (320) | $ (483) | $ (328) | $ (20) | $ (237) | $ 308 | $ 359 |
| | | | | | | | | | |
| | 584 | Non-equity 2009 severance charge | | | | | | | |
| | $ (1,707) | | | | | | | | |

We Make NanoTechnology Work!® |

nanophase™ Nanoengineered Products